UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36436	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.08	Shareholder Director Nominations.
On September 5, 2017, Deckers Outdoor Corporation (the “Company”) announced December 14, 2017, as the date of its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices before the close of business on September 15, 2017. In addition, in order for a stockholder proposal made outside of Rule 14a-8 of the Exchange Act or the nomination of a candidate for director to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive offices before the close of business on September 15, 2017, and be in compliance with the Company’s Amended and Restated Bylaws. Proposals and nominations should be directed to the attention of the Corporate Secretary, Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, CA 93117.

Section 8 - Other Information

Item 8.01	Other Events.

The information set forth under the caption “Item 5.08. Shareholder Director Nominations” is incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel